UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 31, 2008


                               CON-WAY INC.
                              -------------
           (Exact name of Registrant as specified in its charter)



               Delaware                   1-5046           94-1444798
   -------------------------------     ------------    -------------------
   (State or other jurisdiction of     (Commission        (IRS Employer
            incorporation)             File Number)    Identification No.)


         2855 Campus Drive, Suite 300, San Mateo, California 94403
         ----------------------------------------------------------
        (Address of principal executive offices, including zip code)


                               (650) 378-5200
            ----------------------------------------------------
            (Registrant's telephone number, including area code)

                                   N/A
        ------------------------------------------------------------
        (Former name or former address, if changed since last report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 [  ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)
 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))
 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2008, Con-way Inc. entered into a settlement and release agreement with Central States, Southeast and Southwest Areas Pension Funds ("Central States"), settling a dispute arising as a result of Con-way's 1996 spin-off of Consolidated Freightways Corporation ("CFC"). Following CFC's bankruptcy filing in 2002, Central States assessed withdrawal liability of approximately $319 million against the CFC bankruptcy estate, out of a total of approximately $400 million of withdrawal liability assessed by all multi-employer pension funds.

Under the terms of the agreement, Con-way agreed to pay to Central States the sum of $8 million and, in addition, to instruct the trustee of the CFC bankruptcy estate to deliver to Central States all future payments on account of Con-way's allowed claims against the bankruptcy estate. The agreement further provides for the release by Central States of all claims against Con-way related to contributions to any Central States pension fund or to withdrawal liability, and for the extinguishment of the $662 million withdrawal liability assessment made by Central States against Con-way. Con-way also agreed to dismiss with prejudice its civil action entitled "Con-way Inc. versus Central States, Southeast and Southwest Areas Pension Funds" (United States District Court for the Northern District of California) and to withdraw its arbitration demand in related proceedings. The settlement agreement does not constitute an admission of liability by Con-way or any other person for any obligation released under the agreement.

Con-way has a total of $35.8 million of allowed claims against the CFC bankruptcy estate. To date, Con-way has received, and will retain, a payment of $5.012 million with respect to its allowed claims (or 14 cents for each dollar of allowed claims). In addition to distributions received from the CFC bankruptcy estate, Con-way has received, and will retain, a payment of $3 million from the proceeds of the sale of the assets of CFC's Canadian subsidiaries, which were not included as debtors in CFC's U.S. bankruptcy proceedings.

The foregoing description of the settlement is qualified in its entirety by reference to the Separation Agreement and Release dated as of December 31, 2008 between Con-way and Central States, a copy of which is attached hereto as Exhibit 99.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     Exhibit No.    Description

     99             Separation Agreement and Release





                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CON-WAY INC.


                                    /s/ Stephen L. Bruffett
                                    ---------------------------
Date: December 31, 2008             Name:   Stephen L. Bruffett
                                    Title:  Senior Vice President
                                            Chief Financial Officer